INDEMNIFICATION AGREEMENT


             This Agreement is made as of November 4, 1996 between Thermo Instrument Systems Inc., a Delaware corporation ("THI"), and ThermoQuest Corporation, a Delaware corporation ("TMQ").

             WHEREAS, on March 29, 1996 THI, directly and through its subsidiaries, purchased certain businesses of Fisons plc (the "Fisons Businesses") pursuant to an Amended and Restated Asset and Stock Purchase Agreement dated as of such date (the "Restated Agreement"); and

             WHEREAS, THI and TMQ have agreed that the Masslab and CE Instruments Fisons Businesses (the "TMQ Businesses") shall be sold by THI to TMQ; and

             WHEREAS, the sale by THI, and the purchase by TMQ, of the TMQ Businesses shall be made pursuant to a number of purchase and sale agreements among subsidiaries of TMQ, THI and subsidiaries of THI (the "Transfer Agreements"); and

             WHEREAS, THI and TMQ desire to make certain provisions for
        (i) THI's indemnification of TMQ and its subsidiaries for certain liabilities of the TMQ Businesses and (ii) TMQ's indemnification of THI and its subsidiaries for certain liabilities of the TMQ Businesses.

             NOW, THEREFORE, THI and TMQ hereby agree as follows:

             1.   Indemnification.

                  (a) THI shall indemnify and hold harmless TMQ and its subsidiaries from any and all damages, losses, liabilities, costs and expenses (including, without limitation, settlement costs and any reasonable legal, accounting or other expenses for investigating or defending any actions or threatened actions) incurred by TMQ or any of its subsidiaries as a result of:

                       (i) any third party claims based on the acts or omissions of THI or any of its subsidiaries (including any subsidiaries subsequently sold to TMQ) on or after March 29, 1996 and prior to the date hereof; or

                       (ii) the breach by THI or any of its subsidiaries of any representation, warranty, covenant or agreement contained in any of the Transfer Agreements.

                  (b) TMQ shall indemnify and hold harmless THI and its subsidiaries form any and all damages, losses, liabilities, costs and expenses (including, without limitation, settlement costs and any reasonable legal, accounting or other expenses for
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        investigating or defending any actions or threatened actions)
        incurred by THI or any of its subsidiaries (other than subsidiaries acquired by TMQ) as a result of any liability of the TMQ Businesses other than a liability (i) as to which TMQ and its subsidiaries are entitled to indemnification by THI hereunder or
        (ii) that is expressly retained by THI or any of its subsidiaries pursuant to any Transfer Agreement.

                  (c) Whenever any claim shall arise for indemnification hereunder, the party seeking indemnification (the "Indemnified Party") shall promptly notify the other party (the "Indemnifying Party") of the claim and, when known, the facts constituting the basis for such claim. In the event of any such claim for indemnification hereunder resulting from or in connection with any claim or legal proceedings by a third party, the notice to the Indemnifying Party shall specify, if known, the amount or an estimate of the amount of the liability arising therefrom. The Indemnified Party shall not settle or compromise any claim by a third party for which the Indemnified Party is entitled to indemnification hereunder without the prior consent of the Indemnifying Party, unless suit shall have been instituted against the Indemnified Party and the Indemnifying Party shall not have taken control of such suit after notification thereof as provided in Section 2(d) of this Agreement.

                  (d) In connection with any claim giving rise to indemnity hereunder resulting from or arising out of any claim or legal proceeding by a person who is not a party to this Agreement, the Indemnifying Party at its sole cost and expense may, upon notice to the Indemnified Party, assume the defense of any such claim or legal proceeding if it acknowledges to the Indemnified Party its obligations to indemnify the Indemnified Party with respect to all elements of such claim. The Indemnified Party shall be entitled to participate in (but not control) the defense of any such action, with its counsel and at its own expense. If the Indemnifying Party does not assume the defense of any such claim or litigation resulting therefrom within 30 days after the date the Indemnifying Party is notified of such claim pursuant to Paragraph 2(c) hereof, (i) the Indemnified Party may defend against such claim or litigation, after giving notice of the same to the Indemnifying Party, on such terms as are appropriate in the Indemnified Party's reasonable judgment, and (ii) the Indemnifying Party shall be entitled to participate in (but not control) the defense of such action, with its counsel and at its own expense.

             3. Restated Agreement. THI hereby assigns to TMQ, and TMQ hereby accepts and assumes, the rights and obligations of THI under the Restated Agreement, and any agreements or instruments executed by THI in connection therewith, but only to the extent such rights and obligations relate primarily to the TMQ Businesses. In furtherance of the foregoing, TMQ may enforce, in its own name and in the name and on behalf of THI, any of the rights of THI under Section 11 of the Restated Agreement, and, if
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        requested by TMQ, THI shall take such actions, at its own
        expense, as TMQ shall reasonably request in order that TMQ shall have the full rights and benefits granted to it under this
        Section 3.

             4. Captions. The captions and headings to the various sections, paragraphs and exhibits of this Agreement are for convenience of reference only and shall not affect or control the meaning or interpretation of any of the provisions of this Agreement.

             5. Integration. This Agreement contains the entire understanding of the parties hereto with respect to the subject matter contained herein.

             6. Notice of Communication. Any notice or other communication shall be in writing and shall be personally delivered, or sent by overnight or second day courier or by first class mail, return receipt requested, to the party to whom such notice or other communication is to be given or made at such party's address set forth below, or to such other address as such party shall designate by written notice to the other party as follows:

             If to THI:

                  Thermo Instrument Systems Inc.
                  c/o Thermo Electron Corporation
                  81 Wyman Street
                  P.O. Box 9046
                  Waltham, MA  02445-9046
                  Attn: General Counsel

             If to TMQ:

                  Thermo Optek Corporation
                  81 Wyman Street
                  P.O. Box 9046
                  Waltham, MA  02445-9046
                  Attn: General Counsel

        provided that any notice of change of address, and any notice or other communication given otherwise than as specified above shall be effective only upon receipt; and further that any presumption of receipt by the addressee shall be inoperable during the period of any interruption in Postal Service.

             7. Governing Law; Assignment. This Agreement is to be construed, interpreted, applied and governed in all respects in accordance with the laws of the Commonwealth of Massachusetts, without regard to its conflict of laws provisions, is to take effect as a sealed instrument, is binding upon and inures to the benefit of the parties hereto and their respect successors and assigns and may be canceled, modified or amended only by a
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        written instrument executed by THI and TMQ.  No party hereto may assign its rights hereunder without prior written consent of the other party.
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             IN WITNESS WHEREOF, the parties hereto have executed this
        Agreement as of the date and year first above written.

                                 THERMO INSTRUMENT SYSTEMS INC.



                                 By:  Earl R. Lewis
                                    -------------------------------------
                                      Earl R. Lewis
                                      Executive Vice President and Chief
                                       Operating Officer


                                 THERMOQUEST CORPORATION



                                 By:  Richard W.K. Chapman
                                    -------------------------------------
                                      Richard W.K. Chapman
                                      President